UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 15, 2004

Sypris Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Bullitt Lane, Suite 450, Louisville, Kentucky	40222

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     502/329-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

        On December 15, 2004, the Board of Directors of Sypris Solutions, Inc. (the “Company”) authorized and approved an amendment to the Sypris Solutions, Inc. Directors Compensation Program, adopted on September 1, 1995 and Amended and Restated on February 24, 2004 (as amended, the “Program”), solely for the purpose of substituting the 2004 Sypris Equity Plan for the Company’s Independent Directors’ Stock Option Plan, now expired. The 2004 Sypris Equity Plan was previously adopted and filed as an exhibit to the Company’s registration statement on Form S-8 filed April 29, 2004. Under the Program, non-employee directors may be compensated in the form of options to purchase common stock of the Company pursuant to the terms of the Program and the terms of the 2004 Sypris Equity Plan. Under the Program, each non-employee director receives an annual retainer of $19,000, a fee of $1,450 for attending each meeting of the Board of Directors ($300 if attendance was by phone), a fee of $1,400 for acting in the capacity of Chairman for each Committee meeting ($300 if attendance was by phone) and a fee of $1,000 for other non-employee directors attending each Committee meeting ($300 if attendance was by phone). Non-employee directors may elect to receive their annual retainer and meeting fees in the form of stock options. The number of stock options is determined by dividing the annual retainer and fee amount, as applicable, by 33% of the fair market value of common stock on the date of grant. Non-employee directors also receive initial (up to 10,000 shares) and annual (up to 4,500 shares) grants of stock options for each elected term as a director. Directors who are employees of the Company or its affiliates are not eligible to receive compensation for services as a director. The Program and the form of non-qualified stock option award agreement for grants to non-employee directors are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

        The forms of non-qualified stock option award agreement and form of performance-based stock option award agreement for grants to executive officers and other key employees are attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated by reference herein.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)     On December 15, 2004, William G. Ferko was elected as a Class III member of the Company’s Board of Directors, effective January 1, 2005. Mr. Ferko is the Vice President and Chief Financial Officer of Genlyte Group, Incorporated. There is no arrangement or understanding pursuant to which Mr. Ferko was selected as a director, and the Company has no related party transactions with Mr. Ferko. The Board of Directors has determined that Mr. Ferko will be a member of the Audit and Finance Committee and a member of the Nominating and Governance Committee.

A copy of the press release announcing Mr. Ferko's election is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(c)   Exhibits

Exhibit	Description

10.1	Sypris Solutions, Inc. Directors Compensation Program.
10.2	Form of non-qualified stock option award agreement for non-employee directors.
10.3	Form of non-qualified stock option award agreement for grants to executive officers and other key employees
10.4	Form of performance-based stock option award agreement for grants to executive officers and other key employees.
99.1	Press Release issued December 17, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYPRIS SOLUTIONS, INC.
December 20, 2004	/s/ John R. McGeeney John R. McGeeney Secretary/General Counsel